UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2010 (March 22, 2010)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
 (Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On March 22, 2010, China TransInfo Technology Corp.(the "Company") and its variable interest entity, China TransInfo Technology Group Co., Ltd. (the "Group Company") entered into several equity transfer agreements (the Equity Transfer Agreements") with certain individual shareholders (the "Transferors") of Beijing UNISITS Technology Co. Ltd. ("UNISITS"), pursuant to which the Group Company acquired 30.85% equity interest in UNISITS from the Transferors. Established in 2002 and headquartered in Beijing, UNISITS is a leader in China’s intelligent transportation systems industry. UNISITS primarily provides traffic engineering electronics and machinery (E&M) systems for expressways in China. Through its close cooperation with Tsinghua University, UNISITS has developed an expressway weigh-in-motion system and lighting control system, both of which have been widely applied in a number of provinces in China. In addition, UNISITS provides intelligent transportation products and services to railways and urban transportation markets in China.

Pursuant to the Equity Transfer Agreements, the Group Company purchased approximately 16.23 million shares of UNISITS from the Transferors in exchange for RMB 4.41 million (approximately US$0.65 million) in cash (the "Cash Consideration"), 40% of which is payable within seven days after the effective date of the Equity Transfer Agreements, and 1,161,931 shares of the Company's common stock, which are issuable within 30 days of the effective date of the Equity Transfer Agreements.

The Equity Transfer Agreements contain "make good" provisions, under which the Transferors agree to deposit a total of 697,162 shares of the Company’s common stock, which they will receive as partial consideration for the acquisition, with an escrow agent designated by the Company. Specifically, if UNISITS's 2010 after-tax net income under Chinese GAAP is less than RMB 37.50 million (approximately US$5.50 million) or its 2011 after-tax net income under Chinese GAAP is less than RMB 46.88 million (approximately US$6.86 million), then 50% of the shares of the Company's common stock deposited by the Transferors in escrow will be returned to the Company for cancellation for each applicable year. In addition, for each applicable year as described above, the Company will not be required to pay the remainder of the Cash Consideration, which represents RMB 1.323 million (approximately US$0.19 million), or 30% of the total Cash Consideration, per year if UNISITS fails to meet the respective performance targets.

As the Company previously disclosed in its Current Report on Form 8-K filed on September 14, 2009 with the Securities and Exchange Commission, on September 8, 2009, the Company’s Chief Executive Officer and Chairman, Mr. Shudong Xia entered into an equity transfer agreement to acquire a 35.17% equity interest in UNISITS from another shareholder of UNISITS with a cash payment of RMB 44.4 million (approximately $6.5 million). Subsequently, on the same day, Mr. Xia entered into an option agreement with the Group Company, pursuant to which Mr. Xia granted to the Group Company a perpetual option to acquire all of Mr. Xia’s equity interest in UNISITS for RMB 44.4 million (the "Exercise Price"). The Exercise Price of the option was prepaid upon the granting of the option. In connection with the granting of the option, Mr. Xia pledged his equity interest in UNISITS to the Group Company for five years. The Group Company expects to exercise the option and take title to the equity interest now held by Mr. Xia upon the expiration of the five-year term of the pledge agreement when the option will first become exercisable. In September 2009, the Group Company and four of five members of the board of directors of UNISITS entered into an Acting in Concert Agreement, pursuant to which the Group Company has the right to make decisions on the financial policies and daily operations of UNISITS. As a result, UNISITS became a variable interest entity of the Group Company and its financials have been included in the Company’s consolidated financial statements.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreements or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the English Translations of Equity Transfer Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On March 22, 2010, the Company and the Group Company consummated the acquisition of the 30.85% ownership of UNISITS, pursuant to the terms set forth in the Equity Transfer Agreements as described above. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.

Unregistered Sales of Equity Securities

The information pertaining to the issuance of Company’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The shares of the Company’s common stock issuable to the Transferors and their respective designees under the Equity Transfer Agreements have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue these shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	English Translation of Equity Transfer Agreement, by and among the Group Company and certain individual shareholders of UNISITS, dated March 22, 2010.

10.2	English Translation of Equity Transfer Agreement, by and among the Company, the Group Company, Shih Ming Holdings Limited and certain individual shareholders of UNISITS, dated March 22, 2010.

10.3	English Translation of Equity Transfer Agreement, by and among the Company, the Group Company, Large Crown Holdings Limited and certain individual shareholders of UNISITS, dated March 22, 2010.

99.1	Press release dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: March 26, 2010

/s/ Shudong Xia
Name: Shudong Xia
 Title:   Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	English Translation of Equity Transfer Agreement, by and among the Group Company and certain individual shareholders of UNISITS, dated March 22, 2010.

10.2	English Translation of Equity Transfer Agreement, by and among the Company, the Group Company, Shih Ming Holdings Limited and certain individual shareholders of UNISITS, dated March 22, 2010.

10.3	English Translation of Equity Transfer Agreement, by and among the Company, the Group Company, Large Crown Holdings Limited and certain individual shareholders of UNISITS, dated March 22, 2010.

99.1	Press release dated March 22, 2010.